Whole Foods Market Reports Second Quarter Results

Comparable Store Sales Increase 6.0% on Top of 11.9% Increase in Prior Year;
Company Opens Record Six New Stores in Quarter, 15 Opened in Last 12 Months

AUSTIN, Texas, May 9 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today reported sales and earnings for the 12-week quarter ended April 8, 2007. Sales increased 11.6% to $1.5 billion driven by 12% ending square footage growth and a 6.0% increase in comparable store sales on top of an 11.9% increase in the prior year. Identical store sales (excluding four relocated stores and three major expansions) increased 5.1%. Net income was $46.0 million, diluted earnings per share were $0.32, operating cash flow per share was $0.47, and Economic Value Added (EVA(TM)) was $12.5 million. For the quarter, pre-opening and relocation costs were $15.6 million, or $0.07 per diluted share, compared to $7.3 million, or $0.03 per diluted share, in the second quarter last year. Approximately $6.4 million relating to share-based compensation, pre-opening rent and accelerated depreciation was expensed for accounting purposes but was non-cash, compared to $3.9 million in the prior year.

During the quarter, the Company produced $67 million in cash flow from operations and received $14 million in proceeds from the exercise of stock options. Capital expenditures in the quarter were $102 million of which $77 million was for new stores, and the Company paid approximately $25 million to shareholders in cash dividends. At the end of the quarter, the Company had total cash and investments of approximately $170 million and total long-term debt of approximately $3 million.

For the 28-week period ended April 8, 2007, sales increased 11.9% to $3.3 billion driven by 12% ending square footage growth and comparable store sales growth of 6.6%. Sales in identical stores (excluding four relocated stores and three major expansions) increased 5.7%. Net income was $99.7 million, diluted earnings per share were $0.70, operating cash flow per share was $1.25, and EVA was $22.6 million. Year to date, pre-opening and relocation costs were $31.9 million, or $0.13 per diluted share, compared to $15.8 million, or $0.07 per diluted share, in the prior year. Approximately $16.5 million relating to share-based compensation, pre-opening rent and accelerated depreciation was expensed for accounting purposes but was non-cash, compared to $8.3 million in the prior year.

The Company's Consolidated Statements of Operations on a Non-GAAP Basis (hereinafter referred to as adjusted results) exclude $3.6 million in pre-tax credits for insurance proceeds and other adjustments related to Hurricane Katrina in the second quarter of fiscal year 2006. Excluding these credits, adjusted earnings per share were $0.34 in the second quarter last year and $0.74 for the 28-week period ended April 9, 2006.

"We opened a record six new stores during the quarter which brings us to 15 opened over the last 12 months, and we are still on track to open more stores this fiscal year than we ever have," said John Mackey, chairman, chief executive officer, and co-founder of Whole Foods Market. "We are very excited to see the acceleration in our new store openings materialize as some of these are incredibly exciting stores that will allow us to redefine the marketplace and further differentiate our shopping experience from other food retailers. In addition, our new stores open at least one year continue to outperform our sales and ROIC projections, and we expect these new stores to be strong drivers of our future sales and earnings growth."

The following table shows the Company's growth in sales, comparable store sales, and ending square footage year to date compared to its historical five-year ranges and average results. For fiscal year 2007, the Company has guided to sales growth of 13% to 17%, comparable store sales growth of 6% to 8%, and ending square footage growth of 16%.

	Five-Year FY Range		Five-Year	YTD
	Low	High	FY Average	FY07
Sales growth	17.0%	22.8%	20.3%	11.9%
Comparable store
sales growth	8.6%	14.9%	11.5%	6.6%
Two-year comps
(sum of two years)	18.6%	27.8%	22.7%	19.1%
Ending square footage
growth	10%	14%	12%	12%

The following table breaks out additional information on the quarter for comparable stores and all stores.

		NOPAT	# of	Average	Total
Comparable Stores	Comps	ROIC*	Stores	Size	Square Feet
Over 11 years old	3.2%	83%	57	27,500	1,566,400
Between eight and
11 years old	2.6%	66%	26	30,200	785,600
Between five and
eight years old	5.4%	45%	42	34,300	1,442,700
Between two and
five years old	7.5%	31%	38	39,200	1,487,900
Less than two years
old (includes three
relocations)	20.0%	9%	17	51,900	882,400
All comparable
stores (7.5 years old,
s.f. weighted)	6.0%	42%	180	34,300	6,165,000
All stores (6.8 years
old, s.f. weighted)		33%	194	35,600	6,905,600
*Includes pre-opening expense

Gross profit consists of sales less cost of goods sold and occupancy costs plus the contribution from non-retail distribution and food preparation operations. For the second quarter, gross profit decreased 18 basis points to 35.2% of sales including a LIFO charge of $1.2 million in the quarter, unchanged from the prior year. For stores in the comparable store base, gross profit improved 13 basis points to 35.4% of sales.

Direct store expenses increased 49 basis points to 25.9% of sales from an adjusted 25.4% of sales last year, which excludes $3.1 million of credits related to Hurricane Katrina. For stores in the comparable store base, direct store expenses increased seven basis points to 25.5% of sales due primarily to higher health care and workers' compensation costs as a percentage of sales, which were partially offset by leverage in wages.

G&A expenses improved 20 basis points to 3.1% of sales.

Share-based compensation expense, a non-cash expense, was $1.7 million for the quarter versus $2.0 million in the prior year. Of this amount, $0.9 million was included in direct store expenses, and $0.8 million was included in G&A. Year to date, share-based compensation expense was $6.5 million vs. $3.1 million in the prior year. Of this amount, $3.5 million was included in direct store expenses, and $2.9 million was included in G&A.

The following table shows the Company's year-to-date results for certain line items as a percentage of sales compared to its historical five-year ranges and averages, highlighting the consistency of these results on an annualized basis over time. Where applicable, historical percentages have been adjusted to exclude Hurricane Katrina charges and credits, as well as share-based compensation expense related to the Company's September 2005 accelerated vesting of stock options.

	Five-Year	FY Range	Five-Year FY	YTD
	Low	High	Average	FY07
Gross profit	34.2%	35.1%	34.8%	34.7%
Direct store expenses	25.2%	25.5%	25.4%	25.9%
Store contribution	9.0%	9.6%	9.4%	8.8%
G&A	3.1%	3.6%	3.2%	3.0%

For the quarter, pre-opening and relocation costs were $15.6 million, or $0.07 per share, of which approximately $4.6 million was pre-opening rent and accelerated depreciation that was expensed for accounting purposes but was non-cash. In the prior year, pre-opening and relocation costs were $7.3 million, or $0.03 per share, of which approximately $2.5 million was non-cash.

New Store Development

In the second quarter, the Company relocated one store in Portland, ME and opened stores in Fairfax, VA; Chicago, IL; Birmingham, AL; Manhattan, NY; and Cleveland, OH, ending the quarter with 194 stores and approximately 6.9 million square feet in operation. Thus far in the third quarter, the Company has opened one store in El Segundo, CA, closed one Fresh & Wild store in London that will be relocated to the Company's new 80,000 square foot Whole Foods Market location opening in early June, and expects to open one additional store in Sonoma, CA. As of today, the Company has opened 15 new stores over the last 12 months.

The Company has recently signed nine new store leases averaging 42,000 square feet in size which are as follows: Capitola, CA; Lafayette, CA; Palm Desert, CA; San Francisco, CA; Santa Rosa, CA; Basalt, CO; Honolulu, HI; Ann Arbor, MI; and Yonkers, NY.

Since its first quarter earnings release on February 21, the Company has opened four new stores, and six leases have been tendered. The following table provides additional information about the Company's store openings in fiscal year 2006 and thus far in fiscal year 2007, leases currently tendered but not opened, and total development pipeline for stores scheduled to open through fiscal year 2010. For accounting purposes, a store is considered tendered on the date the Company takes possession of the space for construction and other purposes, which is typically when the shell of the store is complete or nearing completion. The average tender period, or length of time between tender date and opening date, will vary depending on several factors, one of which is the number of acquired leases, ground leases and owned properties in development, all of which generally have longer tender periods than standard operating leases.

	Stores	Stores	Current	Current
	Opened	Opened	Leases	Leases
New Store Information	FY06	FY07 YTD	Tendered	Signed*
Number of stores
(including relocations)	13	11	18	92
Number of relocations	2	2	4	17
Number of lease
acquisitions, ground
leases and owned
properties	1	2	10	17
New markets	4	2	1	21
Average store size
(gross square feet)	50,000	56,000	49,000	55,000
As a percentage of
existing store

average size	147%	155%	136%	152%
Total square footage	653,000	613,000	879,000	5,069,000
As a percentage of
existing square footage	10%	9%	13%	73%
Average tender period	7.8 months	9.5 months
Average pre-opening
expense per store
(incl. rent)	$1.9 million
Average pre-opening
rent per store	$0.7 million
*Includes leases tendered

Growth Goals for Fiscal Year 2007 and Beyond

The Company's guidance for fiscal year 2007 excludes any impact from the proposed merger with Wild Oats Markets, as the transaction has not closed. The Company notes that fiscal year 2007 is a 53-week year, with the extra week falling in the fourth quarter making it a thirteen-week quarter. For fiscal year 2007, on a 52-week to 52-week basis, the Company expects total sales growth of 13% to 17% and comparable store sales growth of 6% to 8%.

Last year Easter was April 16, 2006 which fell into the Company's third fiscal quarter. This year Easter was April 8, 2007 which fell into the Company's second fiscal quarter. The Easter shift resulted in a positive impact on second quarter comparable store sales growth of approximately 87 basis points, and the Company estimates it will have a negative impact on third quarter comparable store sales growth of approximately 50 to 100 basis points. For the last five weeks ended May 6, 2007, including the Easter holiday in both years, comparable store sales growth was 7.5%.

Year to date, the Company has opened 11 stores and expanded one store representing a total of approximately 594,000 square feet net of closures related to two relocations. In addition, seven to nine of the Company's 18 currently tendered stores, representing up to approximately 457,000 square feet net of closures, are expected to open this fiscal year, translating to an estimated year-over-year increase in ending square footage of approximately 16%.

For fiscal year 2007, the Company now expects operating income before pre-opening and relocation costs as a percentage of sales to be in line with its performance year to date.

The Company expects total pre-opening and relocation costs for fiscal year 2007 to be in the range of $68 million to $74 million, including approximately $30 million to $34 million of pre-opening rent and accelerated depreciation related to relocations, both of which are expensed for accounting purposes but primarily non-cash. This significant year-over-year increase is due primarily to the anticipated acceleration in leases tendered and square footage opening in fiscal years 2007 and 2008, including the opening of 18 to 20 new stores this fiscal year. Approximately $18 million to $24 million relates to stores expected to open in fiscal year 2008. These ranges are based on estimated tender dates which are subject to change. The Company expects significantly higher-than-average pre-opening expense in fiscal year 2007 of approximately $7 million related to its first Whole Foods Market store in London. Excluding this store, the Company expects total pre-opening and relocation expense for stores opening in fiscal year 2007 to average approximately $2.4 million per store, above the Company's average for stores that opened in fiscal year 2006 due primarily to higher accelerated depreciation related to relocations. The Company expects remaining pre-opening and relocation expense of approximately $36 million to $42 million to be spread fairly evenly across the third and fourth quarters.

The Company expects share-based compensation, a non-cash expense, of approximately $3 million to $4 million per quarter in the second half of the year following the Company's annual grant date early in the third quarter, when the majority of options are granted.

Capital expenditures are expected to be in the range of $525 million to $575 million. Of this amount, approximately 70% to 75% is related to new stores opening in fiscal year 2007 and beyond.

The Company expects its materially higher pre-opening and relocation costs of $68 million to $74 million, or approximately $0.29 to $0.31 per share compared to $37 million, or $0.15 per share last year, resulting primarily from the anticipated acceleration in leases tendered and square footage opening in fiscal years 2007 and 2008 to have a significant negative impact on fiscal year 2007 diluted earnings per share growth. For the fiscal year, diluted earnings per share are expected to include approximately $43 million to $49 million of pre-opening rent, accelerated depreciation, and share-based compensation expense which is primarily non-cash.

Longer term, the Company's goal is to reach $12 billion in sales in fiscal year 2010.

Proposed Merger with Wild Oats Markets

On April 24, 2007, the Company announced that it extended the expiration date for its tender offer to purchase outstanding shares of Wild Oats Markets, Inc. to 5:00 p.m., Eastern Daylight Time, on Tuesday, May 22, 2007. The Company is working diligently with the Federal Trade Commission (FTC) regarding the FTC's Hart-Scott-Rodino review. Although the FTC has not yet decided whether to challenge the Wild Oats transaction, members of the FTC staff have voiced concerns regarding perceived anticompetitive effects resulting from the proposed tender offer and merger. Any further updates regarding the Wild Oats transaction will be made via public filings.

About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market(R) is a Fortune 500 company and the largest natural and organic foods retailer. The Company had sales of $5.6 billion in fiscal year 2006 and currently has 194 stores in the United States, Canada and the United Kingdom.

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Wild Oats Markets, Inc. Whole Foods Market, Inc. and WFMI Merger Co. have filed with the Securities and Exchange Commission a tender offer statement on Schedule TO and certain amendments thereto, and have mailed an offer to purchase, forms of letter of transmittal and related documents to Wild Oats' stockholders. Wild Oats has filed with the Securities and Exchange Commission, and has mailed to Wild Oats' stockholders, a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. These documents contain important information about the tender offer, including the terms of the tender offer, and stockholders of Wild Oats are urged to read them carefully. Stockholders of Wild Oats may obtain a free copy of these documents and other documents filed by Wild Oats or Whole Foods Market with the Securities and Exchange Commission at the website maintained by the Securities and Exchange Commission at www.sec.gov or by contacting the information agent for the tender offer, Georgeson Inc., at (212) 440-9800 or (866) 313-2357 (toll free), or the dealer manager for the tender offer, RBC Capital Markets Corporation, at (415) 633-8668 or (800) 777-9315 x8668 (toll free).

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the impact of competition, and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 24, 2006. Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is 1-800-896-8445, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations - Non-GAAP basis
(In thousands, except per share amounts)

	Twelve weeks ended
		April 8, 2007
		Natural
	GAAP	Disaster		Non-GAAP
Sales	$1,463,210	$	---	$1,463,210
Cost of goods sold and occupancy
costs	948,738		---	948,738
Gross profit	514,472		---	514,472
Direct store expenses	379,295		---	379,295
General and administrative expenses	45,456		---	45,456
Operating income before pre-opening
and relocation	89,721		---	89,721
Pre-opening expenses	13,744		---	13,744
Relocation costs	1,890		---	1,890
Operating income	74,087		---	74,087
Investment and other income, net	2,562		---	2,562
Income before income taxes	76,649		---	76,649
Provision for income taxes	30,660		---	30,660
Net income	$45,989	$	---	$45,989
Basic earnings per share	$0.33	$	---	$0.33
Weighted average shares outstanding	140,953		140,953	140,953
Diluted earnings per share	$0.32	$	---	$0.32
Weighted average shares outstanding,
diluted basis	142,746		142,746	142,746
Dividends per share	$0.18			$0.18

	Twelve weeks ended
		April 9, 2006
		Natural
	GAAP	Disaster	Non-GAAP
Sales	$1,311,520	$ ---	$1,311,520
Cost of goods sold and occupancy
costs	848,020	---	848,020
Gross profit	463,500	---	463,500
Direct store expenses	330,470	3,080	333,550
General and administrative expenses	43,421	---	43,421
Operating income before pre-opening
and relocation	89,609	(3,080)	86,529
Pre-opening expenses	5,696	---	5,696
Relocation costs	1,628	---	1,628
Operating income	82,285	(3,080)	79,205
Investment and other income, net	4,068	(500)	3,568
Income before income taxes	86,353	(3,580)	82,773
Provision for income taxes	34,542	(1,432)	33,110
Net income	$51,811	$(2,148)	$49,663
Basic earnings per share	$0.37	$(0.02)	$0.36
Weighted average shares outstanding	139,450	139,450	139,450
Diluted earnings per share	$0.36	$(0.01)	$0.34
Weighted average shares outstanding,
diluted basis	145,546	145,546	145,546
Dividends per share	$0.15		$0.15

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

	Twelve weeks ended
		April 8, 2007
		Natural
	GAAP	Disaster		Non-GAAP
Net income (numerator for basic
earnings per share)	$45,989	$	---	$45,989
Interest on 5% zero coupon
convertible subordinated
debentures, net of income taxes	19		---	19
Adjusted net income (numerator for
diluted earnings per share)	$46,008	$	---	$46,008
Weighted average common shares
outstanding (denominator for
basic earnings per share)	140,953		140,953	140,953
Potential common shares outstanding:
Assumed conversion of 5% zero coupon
convertible subordinated debentures	97		97	97
Assumed exercise of stock options	1,696		1,696	1,696
Weighted average common shares
outstanding and potential additional
common shares outstanding (denominator
for diluted earnings per share)	142,746		142,746	142,746
Basic earnings per share	$0.33	$	---	$0.33
Diluted earnings per share	$0.32	$	---	$0.32

	Twelve weeks ended
		April 9, 2006
		Natural
	GAAP	Disaster	Non-GAAP
Net income (numerator for basic
earnings per share)	$51,811	$(2,148)	$49,663
Interest on 5% zero coupon
convertible subordinated
debentures, net of income taxes	62	---	62
Adjusted net income (numerator for
diluted earnings per share)	$51,873	$(2,148)	$49,725
Weighted average common shares
outstanding (denominator for
basic earnings per share)	139,450	139,450	139,450
Potential common shares outstanding:
Assumed conversion of 5% zero coupon
convertible subordinated debentures	358	358	358
Assumed exercise of stock options	5,738	5,738	5,738
Weighted average common shares
outstanding and potential additional
common shares outstanding (denominator
for diluted earnings per share)	145,546	145,546	145,546
Basic earnings per share	$0.37	$(0.02)	$0.36
Diluted earnings per share	$0.36	$(0.01)	$0.34

Whole Foods Market, Inc.
Consolidated Statements of Operations - Non-GAAP basis
(In thousands, except per share amounts)

Twelve weeks ended
April 8, 2006
Natural
GAAP	Disaster	Non-GAAP
Sales	$3,333,941	$	---	$3,333,941
Cost of goods sold and occupancy
costs	2,178,710		---	2,178,710
Gross profit	1,155,231		---	1,155,231
Direct store expenses	862,092		---	862,092
General and administrative expenses	101,588		---	101,588
Operating income before pre-opening
and relocation	191,551		---	191,551
Pre-opening expenses	26,999		---	26,999
Relocation costs	4,919		---	4,919
Operating income	159,633		---	159,633
Investment and other income, net	6,607		---	6,607
Income before income taxes	166,240		---	166,240
Provision for income taxes	66,496		---	66,496
Net income	$99,744	$	---	$99,744
Basic earnings per share	$0.71	$	---	$0.71
Weighted average shares outstanding	140,561		140,561	140,561
Diluted earnings per share	$0.70	$	---	$0.70
Weighted average shares outstanding,
diluted basis	142,844		142,844	142,844
Dividends per share	$0.51			$0.51

	Twenty-eight weeks ended
		April 9, 2006
		Natural
	GAAP	Disaster	Non-GAAP
Sales	$2,978,473	$ ---	$2,978,473
Cost of goods sold and occupancy
costs	1,940,038	---	1,940,038
Gross profit	1,038,435	---	1,038,435
Direct store expenses	754,908	3,080	757,988
General and administrative expenses	94,310	---	94,310
Operating income before pre-opening
and relocation	189,217	(3,080)	186,137
Pre-opening expenses	13,519	---	13,519
Relocation costs	2,296	---	2,296
Operating income	173,402	(3,080)	170,322
Investment and other income, net	10,147	(500)	9,647
Income before income taxes	183,549	(3,580)	179,969
Provision for income taxes	73,420	(1,432)	71,988
Net income	$110,129	$(2,148)	$107,981
Basic earnings per share	$0.80	$(0.02)	$0.78
Weighted average shares outstanding	138,354	138,354	138,354
Diluted earnings per share	$0.76	$(0.01)	$0.74
Weighted average shares outstanding,
diluted basis	145,415	145,415	145,415
Dividends per share	$2.30		$2.30

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

Twenty-eight weeks ended
April 8, 2006
Natural
GAAP	Disaster	Non-GAAP
Net income (numerator for basic earnings per share)	$99,744	$	---	$99,744
Interest on 5% zero coupon
convertible subordinated
debentures, net of income taxes	59		---	59
Adjusted net income (numerator for
diluted earnings per share)	$99,803	$	---	$99,803
Weighted average common shares
outstanding (denominator for
basic earnings per share)	140,561		140,561	140,561
Potential common shares outstanding:
Assumed conversion of 5% zero coupon
convertible subordinated debentures	133		133	133
Assumed exercise of stock options	2,150		2,150	2,150
Weighted average common shares
outstanding and potential additional
common shares outstanding (denominator
for diluted earnings per share)	142,844		142,844	142,844
Basic earnings per share	$0.71	$	---	$0.71
Diluted earnings per share	$0.70	$	---	$0.70

	Twenty-eight weeks ended
		April 9, 2006
		Natural
	GAAP	Disaster	Non-GAAP
Net income (numerator for basic
earnings per share)	$110,129	$(2,148)	$107,981
Interest on 5% zero coupon
convertible subordinated
debentures, net of income taxes	164	---	164
Adjusted net income (numerator for
diluted earnings per share)	$110,293	$(2,148)	$108,145
Weighted average common shares
outstanding (denominator for
basic earnings per share)	138,354	138,354	138,354
Potential common shares outstanding:
Assumed conversion of 5% zero coupon
convertible subordinated debentures	398	398	398
Assumed exercise of stock options	6,663	6,663	6,663
Weighted average common shares
outstanding and potential additional
common shares outstanding (denominator
for diluted earnings per share)	145,415	145,415	145,415
Basic earnings per share	$0.80	$(0.02)	$0.78
Diluted earnings per share	$0.76	$(0.01)	$0.74

Whole Foods Market, Inc.
Consolidated Balance Sheets
April 8, 2007 and September 24, 2006
(In thousands)

Assets
	2007	2006
Current assets:
Cash and cash equivalents	$26,021	$2,252
Short-term investments -
available-for-sale securities	68,321	193,847
Restricted cash	75,313	60,065
Trade accounts receivable	90,355	82,137
Merchandise inventories	237,336	203,727
Deferred income taxes	50,045	48,149
Prepaid expenses and other current assets	33,728	33,804
Total current assets	581,119	623,981
Property and equipment, net of accumulated
depreciation and amortization	1,393,692	1,236,133
Goodwill	113,494	113,494
Intangible assets, net of accumulated
amortization	51,031	34,767
Deferred income taxes	36,900	29,412
Other assets	7,109	5,209
Total assets	$2,183,345	$2,042,996
Liabilities And Shareholders' Equity
	2007	2006
Current liabilities:
Current installments of long-term
debt and capital lease obligations	$78	$49
Trade accounts payable	140,649	121,857
Accrued payroll, bonus and other
benefits due team members	158,861	153,014
Dividends payable	25,808	---
Other current liabilities	234,162	234,850
Total current liabilities	559,558	509,770
Long-term debt and capital lease
obligations, less current installments	2,865	8,606
Deferred rent liability	123,738	120,421
Other long-term liabilities	---	56
Total liabilities	686,161	638,853
Shareholders' equity:
Common stock, no par value, 300,000 shares
authorized; 143,380 and 142,198 shares
issued; 141,366 and 139,607 shares
outstanding in 2007 and 2006,
respectively	1,213,607	1,147,872
Common stock in treasury, at cost	(99,964)	(99,964)
Accumulated other comprehensive income	6,245	6,975
Retained earnings	377,296	349,260
Total shareholders' equity	1,497,184	1,404,143
Commitments and contingencies
Total liabilities and shareholders'
equity	$2,183,345	$2,042,996

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows
April 8, 2007 and April 9, 2006
(In thousands)

	Twenty-eight weeks ended
	April 8,	April 9,
	2007	2006
Cash flows from operating activities
Net Income	$99,744	$110,129
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and amortization	95,134	81,308
Loss (gain) on disposition of assets	2,710	(1,243)
Share-based compensation	6,519	3,074
Excess tax benefit related to exercise
of employee stock options	(9,384)	(43,063)
Deferred income tax benefit	(10,773)	(5,717)
Deferred rent	2,744	6,328
Other	504	2,554
Net change in current assets and
liabilities:
Trade accounts receivable	(8,218)	(7,062)
Merchandise inventories	(35,809)	(25,353)
Prepaid expense and other current
assets	(1,856)	(8,097)
Trade accounts payable	18,792	13,164
Accrued payroll, bonus and other
benefits due team members	5,847	16,033
Other accrued expenses	13,025	74,565
Net cash provided by operating
activities	178,979	216,620
Cash flows from investing activities
Development costs of new store locations	(177,821)	(66,460)
Other property and equipment
expenditures	(76,989)	(57,035)
Acquisition of intangible assets	(17,722)	(4,368)
Purchase of available-for-sale
securities	(163,027)	---
Sale of available-for-sale
securities	287,884	---
Increase in restricted cash	(15,248)	(25,400)
Net cash used in investing activities	(162,923)	(153,263)
Cash flows from financing activities
Dividends paid	(46,262)	(315,885)
Issuance of common stock	43,254	168,123
Purchase of treasury stock	---	---
Excess tax benefit related to
exercise of employee stock options	10,773	43,063
Payments on long-term debt and
capital lease obligations	(52)	(74)
Net cash provided by (used in)
financing activities	7,713	(104,773)
Net increase (decrease) in cash and
cash equivalents	23,769	(41,416)
Cash and cash equivalents at
beginning of period	2,252	308,524
Cash and cash equivalents at end of
period	$26,021	$267,108
Supplemental disclosure of cash flow
information:
Interest paid	$190	$403
Federal and state income taxes paid	$76,385	$5,836
Non-cash transactions:
Conversion of convertible
debentures into common stock	$5,686	$3,779

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Economic Value Added ("EVA") and Operating Cash Flow per Share in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and EVA for incentive compensation and capital planning purposes.

The following is a tabular reconciliation of the EVA non-GAAP financial measure to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	Twelve weeks ended		Twenty-eight weeks ended
	April 8,	April 9,	April 8,	April 9,
EVA	2007	2006	2007	2006
Net income	$45,989	$51,811	$99,744	$110,129
Provision for income taxes	30,660	34,542	66,496	73,420
Interest expense and other	6,052	2,088	13,782	6,604
NOPBT	82,701	88,441	180,022	190,153
Income taxes (40%)	33,080	35,376	72,009	76,061
NOPAT	49,621	53,065	108,013	114,092
Capital Charge	37,125	33,830	85,366	78,597
EVA	$12,496	$19,235	$22,647	$35,495

The following is a tabular reconciliation of the numerator of the Operating Cash Flow per Share non-GAAP financial measure to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	Twelve weeks ended		Twenty-eight weeks ended
Operating Cash Flow	April 8,	April 9,	April 8,	April 9,
per Share	2007	2006	2007	2006
Net income	$45,989	$51,811	$99,744	$110,129
Adjustments to reconcile
net income to net cash
provided by operating
activities:
Depreciation and
amortization	42,403	34,909	95,134	81,308
Loss on disposition
of assets	1,680	(1,737)	2,710	(1,243)
Share-based
compensation	1,746	1,943	6,519	3,074
Deferred income
tax benefit	(2,823)	939	(9,384)	(5,717)
Excess tax benefit
related to exercise
of employee stock
options	(5,487)	(11,652)	(10,773)	(43,063)
Deferred rent	(1,991)	3,227	2,744	6,328
Other	(2)	2,392	504	2,554
Net change in current
assets and
liabilities:
Trade accounts receivable	(12,675)	1,170	(8,218)	(7,062)
Merchandise inventories	1,407	(2,432)	(35,809)	(25,353)
Prepaid expense and
other current assets	8,598	(4,745)	(1,856)	(8,097)
Trade accounts payable	302	8,295	18,792	13,164
Accrued payroll, bonus
and other benefits due
team members	(1,015)	2,562	5,847	16,033
Other accrued expenses	(11,582)	41,694	13,025	74,565
Net cash provided by
operating activities	$66,550	$128,376	$178,979	$216,620
Weighted average shares
outstanding, diluted basis	142,746	145,546	142,844	145,415
Operating Cash Flow
per Share	$0.47	$0.88	$1.25	$1.49

Contact:	Cindy McCann
VP of Investor Relations 512.542.0204

SOURCE Whole Foods Market, Inc.
-0- 05/09/2007
/CONTACT: Cindy McCann, VP of Investor Relations of Whole Foods Market, Inc., +1-512-542-0204/
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.wholefoodsmarket.com /